UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2355 Waukegan Road

Bannockburn, Illinois 60015

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SRCL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 6, 2020, Stericycle, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Purchase Agreement") among the Company, CEI Holding LLC, a Delaware limited liability company ("Buyer") and Harsco Corporation, a Delaware corporation, as Guarantor, pursuant to which the Company has agreed to sell its Environmental Solutions business (the “Business”) to Buyer, exclusive of the Company's healthcare hazardous waste services and unused consumer pharmaceutical take-back services (the "Retained Business").

Subject to the terms and conditions of the Purchase Agreement, Buyer has agreed to purchase all of the outstanding equity interests of the holding company of the Business, a subsidiary of the Company (the "Transaction"). The purchase price for the Transaction is approximately $462.5 million, subject to customary adjustments set forth in the Purchase Agreement (as so adjusted, the "Purchase Price"). The Purchase Price is subject to adjustment based on the Company's net working capital at closing. Stericycle intends to use net proceeds from the divestiture to pay down outstanding debt.

The Company anticipates non-cash goodwill impairment charges in the fourth quarter of 2019, as a result of the Domestic Environmental Solutions reporting unit’s (“ESOL reporting unit”) carrying values exceeding its estimated fair value. The ESOL reporting unit includes the Business subject to the Purchase Agreement and the Retained Business. In addition, the Transaction is anticipated to result in a pre-tax loss upon disposition.  The anticipated pre-tax loss is subject to certain items, including net cash proceeds attributed to the Transaction and carrying value of the Business at closing, among others.

The Purchase Agreement contains customary representations, warranties and covenants related to the Business and the Transaction. Between the date of the Purchase Agreement and the completion of the Transaction, the Company has agreed to conduct the Business in the ordinary course of business consistent with past practices in all material respects and has agreed to certain other operating covenants with respect to the Business as set forth more fully in the Purchase Agreement. The Purchase Agreement includes customary termination provisions, including if the closing of the Transaction has not occurred on or before November 6, 2020 (which may be extended until February 6, 2021, if needed, to obtain applicable regulatory approvals). Both the Company and Buyer have agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and other liabilities, subject to certain limitations.

In connection with the closing of the Transaction, the Company and Buyer will enter into certain additional ancillary agreements, including a transition services agreement. Additionally, the Company and Buyer will enter into a long-term subcontracted healthcare services agreement (“HSA”) with respect to the Company's Retained Business. Pursuant to the HSA, the Company will provide certain sales and customer services to healthcare customers and Buyer will handle collection, transportation and disposal of certain waste for such customers. The Company’s Retained Business, including the portion that will be supported operationally by the Buyer under the HSA, has annual revenue of approximately $100.0 million.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement. A copy of the

Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business as of the date of the Purchase Agreement or as of any other date. Investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were made only as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders.

Item 7.01.	Regulation FD Disclosure.

On February 7, 2020, the Company issued a press release announcing the Transaction. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in Item 7.01 and Exhibit 99.1 are not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Current Report may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Actual results could differ significantly from the results described here. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our enterprise resource planning or execute on business transformation initiatives and achieve the anticipated benefits and cost savings, charges related to portfolio rationalization or the failure of portfolio rationalization to achieve the desired results, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in private placement notes and credit agreements, political, economic, inflationary, currency and other risks related to our foreign operations, the outcome of pending or future litigation including litigation with respect to the U.S. Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, changes in the demand and price for recycled paper, failure to maintain an effective system of internal control over financial reporting, delays in implementing remediation efforts with respect to existing material weakness, identification of additional material weaknesses, failure of current remediation efforts to address existing material weaknesses, disruptions in or attacks on information technology systems, the risk that the Transaction may not be completed in a timely manner or at all, the failure to satisfy the conditions to the consummation of the Transaction, including the receipt of certain governmental and regulatory approvals, the effect of the announcement or pendency of the Transaction on the Company’s business relationships, operating results and business generally, risks related to diverting management’s attention from the Company’s ongoing business operations, as well as other factors described in filings with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent Quarterly Reports on Forms 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. To the extent permitted under applicable law, we make no commitment to disclose any subsequent revisions to forward-looking statements.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
2.1*	Stock Purchase Agreement, dated as of February 6, 2020, by and among the Company, Buyer and Harsco Corporation.
99.1	Press Release issued by the Company on February 7, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBLR document).

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 7, 2020		Stericycle, Inc.

	By:	/s/ Janet H. Zelenka

Janet H. Zelenka
Executive Vice President and Chief Financial Officer